Exhibit 99.1

E*TRADE FINANCIAL Corporation Announces Second Quarter Results and Progress of 2008 Turnaround Plan

Second Quarter Results

  Total Net Revenue of $532 million
  $319 million in Provision for Loan Losses
  Net Loss of $94.6 million, or $0.19 per share

2008 Turnaround Plan Progress

Customer Metrics

  Total Customer Cash and Deposits of $33.7 billion
  Total Daily Average Revenue Trades (DARTs) of 172,000
  Opened 232,000 gross new accounts and produced 30,000 net new accounts
  Net new customer asset flows of $900 million ($1.8 billion excluding the sale of Retirement Advisors of America)

Financial Progress

  Reduced holding company debt by $95.8 million in the quarter via debt-for-equity exchanges. Year-to-date debt reduction of $155.8 million, including $120.8 million in debt-for-equity exchanges
  Signed definitive agreements for non-core asset sales of over $660 million, with estimated pretax gains in excess of $400 million, to be realized upon closing
  Ended the quarter with excess Bank risk-based capital (excess to the regulatory well-capitalized threshold) of approximately $620 million
  Achieved goal of $50 million in annual run-rate expense reductions

NEW YORK--(BUSINESS WIRE)--E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) today announced results for its second quarter ended June 30, 2008, reporting a net loss of $94.6 million, or $0.19 per share, compared to a net loss of $91.2 million, or $0.20 per share, in the prior quarter and net income of $159.1 million, or $0.37 per share a year ago.

  Total Retail Customers increased 22,000 from the prior quarter, up 90,000 from the previous year.
  Total Accounts increased 30,000 for the quarter and 196,000 from the previous year.
  Target segment accounts increased 14,000 versus the prior quarter, up 4,000 from the previous year.
  Total DARTs declined 5 percent quarter over quarter, but increased 7 percent over the year ago period.

“Our retail franchise is performing well and delivering strong, competitive customer results despite a challenging macroeconomic environment,” said Donald H. Layton, Chairman and Chief Executive Officer, E*TRADE FINANCIAL Corporation. “In the quarter we had positive asset flows, attracted new customers and increased our most profitable target segment accounts amid considerable market turbulence. This is truly a testament to the strength and appeal of the E*TRADE franchise.”

The Company continued to make progress during the second quarter reducing risk and strengthening its balance sheet, reducing total assets by $1.4 billion. In addition, undrawn home equity lines have been reduced from over $7 billion last year to approximately $3.7 billion as of the end of June.

During the second quarter, the economy, financial markets and housing markets all experienced very negative trends, generally performing worse than expected or predicted. The Company was moderately impacted by these events. “While losses in our credit portfolio are somewhat higher than expected, they are still manageable in accordance with our previously-announced Turnaround Plan and our capital base remains strong, as may be seen by the continuing substantial level of excess risk based capital in our bank subsidiary,” said Mr. Layton.

Loan delinquency growth, despite the difficult environment, continued to moderate. “While economic conditions are still challenging, we consider loan delinquency trends to be encouraging,” continued Mr. Layton. Total delinquencies increased by 9 percent or $111 million during the quarter, representing the slowest increase in four quarters. Home equity loan delinquencies increased by 4 percent or $25 million during the quarter, down from an increase of 8 percent in the prior quarter.

Provision for loan losses increased by $85 million quarter over quarter, driven primarily by an increase in home equity-related charge-offs. Total allowance for loan losses increased to $636 million, as provision exceeded charge-offs by $70 million during the quarter. The Company increased its allowance for loan losses across all three categories of its loan portfolio.

As previously disclosed, the Company has a long-standing investment in preferred equity of Fannie Mae and Freddie Mac. As of June 30, 2008, these positions had a market value of $330 million. Subsequent to the close of the second quarter, these securities experienced record price declines and volatility. Based upon concerns about continuing market instability and potential government-led plans that could materially further impact the value of the securities, the majority of them were liquidated during July with a resulting pre-tax loss of $83 million, which is net of hedges and will be reflected in the Company’s third quarter results. As of Monday, July 21, 2008, the remaining position, approximately $150 million, had a third-quarter-to-date market-value loss of approximately $40 million. The Company’s strong bias is to continue to reduce this remaining exposure, as ownership of such securities is no longer in line with the Company’s strategic objectives.

At the end of the second quarter, excess risk-based Bank capital totaled approximately $620 million. The Company expects to have such excess capital at the Bank of approximately $700 - $800 million by year-end.

In accordance with the Turnaround Plan, previously announced non-core asset sales are expected to generate over $700 million in net proceeds, including $660 million expected to close in the third quarter, surpassing management’s previously stated goal of $500 million. This includes the sale of the Company’s equity stake in IL&FS Investsmart as well as the sale of E*TRADE Canada. Proceeds from these transactions will strengthen the Company’s cash position, and may also be down streamed to the Bank as additional regulatory capital or used opportunistically to reduce existing corporate debt.

The Company continued to effect debt-for-equity exchanges, extinguishing $96 million in debt in the second quarter and $121 million since the beginning of the year. These exchanges represent $9 million in annualized coupon savings and continue to serve as a shareholder friendly way to reduce the overhang of debt at the holding company.

“While the current economic environment may impede our expectations to return to profitability from continuing operations this year, we are executing well on our Turnaround Plan and continue to make progress toward returning to profitability,” stated Mr. Layton.

The Company's second quarter and six month results include a $24.1 million non-cash tax benefit in discontinued operations relating to the expected sale of its Canadian operations, resulting from the difference between the tax and financial reporting bases of the Company's Canadian operations. Generally accepted accounting principles call for the recognition of the tax effects of basis differences once a commitment is in place to sell a subsidiary and the subsidiary’s results are presented as a “discontinued operation.” The second quarter tax benefit is intended to equalize the tax and reporting bases in the Company’s Canadian operations as of June 30, 2008.

Historical monthly metrics from June 2004 to June 2008 can be found on the E*TRADE FINANCIAL Investor Relations site at https://investor.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. (EDT) today. This conference call will be available to domestic participants by dialing 800-683-1525 and 973-872-3197 or 404-665-9585 for international participants. The conference ID number is 54304105. A live audio webcast and replay of this conference call will also be accessible at https://investor.etrade.com.

About E*TRADE FINANCIAL

The E*TRADE FINANCIAL family of companies provides financial services including trading, investing and banking for retail and institutional customers. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

Important Notice

E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, rising mortgage interest rates, tighter mortgage lending guidelines across the industry, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual reports previously filed by E*TRADE FINANCIAL Corporation with the SEC on Form 10-K (including information under the caption "Risk Factors") and quarterly reports on Form 10-Q.

© 2008 E*TRADE FINANCIAL Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenue:
Operating interest income	$626,074	$894,451	$1,325,665	$1,715,385
Operating interest expense	(283,310)	(486,719)	(656,530)	(922,157)
Net operating interest income	342,764	407,732	669,135	793,228
Commission	122,235	162,682	244,490	314,486
Fees and service charges	50,962	59,379	105,903	113,434
Principal transactions	18,392	27,377	38,882	57,009
Gain (loss) on loans and securities, net	(15,707)	636	(24,274)	12,234
Other revenue	13,691	11,050	27,295	20,648
Total non-interest income	189,573	261,124	392,296	517,811
Total net revenue	532,337	668,856	1,061,431	1,311,039
Provision for loan losses	319,121	30,045	552,992	51,231
Operating expenses:
Compensation and benefits	96,082	110,652	219,210	225,384
Clearing and servicing	46,122	70,093	91,007	133,640
Advertising and market development	42,737	32,897	100,185	74,941
Communications	24,500	23,655	49,594	47,674
Professional services	25,749	22,589	49,394	45,651
Depreciation and amortization	20,385	19,566	42,038	38,427
Occupancy and equipment	21,698	20,791	42,196	42,226
Amortization of other intangibles	9,135	10,187	20,045	20,455
Facility restructuring and other exit activities	12,433	(2,114)	22,999	(1,922)
Other	19,702	71,506	36,208	102,110
Total operating expenses	318,543	379,822	672,876	728,586
Income (loss) before other income (expense), income taxes and discontinued operations	(105,327)	258,989	(164,437)	531,222
Other income (expense):
Corporate interest income	1,806	1,001	4,232	2,706
Corporate interest expense	(90,249)	(37,866)	(185,490)	(75,657)
Gain on sales of investments, net	18	17,267	520	37,023
Gain on early extinguishment of debt	12,935	31	10,084	31
Equity in income (loss) of investments and venture funds	(1,594)	(840)	3,105	7,255
Total other income (expense)	(77,084)	(20,407)	(167,549)	(28,642)
Income (loss) before income taxes and discontinued operations	(182,411)	238,582	(331,986)	502,580
Income tax expense (benefit)	(62,968)	80,894	(119,616)	174,398
Net income (loss) from continuing operations	(119,443)	157,688	(212,370)	328,182
Income from discontinued operations, net of tax	24,884	1,441	26,618	357
Net income (loss)	$(94,559)	$159,129	$(185,752)	$328,539

Basic earnings (loss) per share from continuing operations	$(0.24)	$0.37	$(0.45)	$0.78
Basic earnings per share from discontinued operations	0.05	0.01	0.06	0.00
Basic net earnings (loss) per share	$(0.19)	$0.38	$(0.39)	$0.78

Diluted earnings (loss) per share from continuing operations	$(0.24)	$0.36	$(0.45)	$0.75
Diluted earnings per share from discontinued operations	0.05	0.01	0.06	0.00
Diluted net earnings (loss) per share	$(0.19)	$0.37	$(0.39)	$0.75
Shares used in computation of per share data:
Basic	492,712	423,308	476,784	423,546
Diluted(1)	492,712	435,775	476,784	436,708

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007
Revenue:
Operating interest income	$626,074	$699,591	$894,451
Operating interest expense	(283,310)	(373,220)	(486,719)
Net operating interest income	342,764	326,371	407,732
Commission	122,235	122,255	162,682
Fees and service charges	50,962	54,941	59,379
Principal transactions	18,392	20,490	27,377
Gain (loss) on loans and securities, net	(15,707)	(8,567)	636
Other revenue	13,691	13,604	11,050
Total non-interest income	189,573	202,723	261,124
Total net revenue	532,337	529,094	668,856
Provision for loan losses	319,121	233,871	30,045
Operating expenses:
Compensation and benefits	96,082	123,128	110,652
Clearing and servicing	46,122	44,885	70,093
Advertising and market development	42,737	57,448	32,897
Communications	24,500	25,094	23,655
Professional services	25,749	23,645	22,589
Depreciation and amortization	20,385	21,653	19,566
Occupancy and equipment	21,698	20,498	20,791
Amortization of other intangibles	9,135	10,910	10,187
Facility restructuring and other exit activities	12,433	10,566	(2,114)
Other	19,702	16,506	71,506
Total operating expenses	318,543	354,333	379,822
Income (loss) before other income (expense), income taxes and discontinued operations	(105,327)	(59,110)	258,989
Other income (expense):
Corporate interest income	1,806	2,426	1,001
Corporate interest expense	(90,249)	(95,241)	(37,866)
Gain on sales of investments, net	18	502	17,267
Gain (loss) on early extinguishment of debt	12,935	(2,851)	31
Equity in income (loss) of investments and venture funds	(1,594)	4,699	(840)
Total other income (expense)	(77,084)	(90,465)	(20,407)
Income (loss) before income taxes and discontinued operations	(182,411)	(149,575)	238,582
Income tax expense (benefit)	(62,968)	(56,648)	80,894
Net income (loss) from continuing operations	(119,443)	(92,927)	157,688
Income from discontinued operations, net of tax	24,884	1,734	1,441
Net income (loss)	$(94,559)	$(91,193)	$159,129

Basic earnings (loss) per share from continuing operations	$(0.24)	$(0.20)	$0.37
Basic earnings per share from discontinued operations	0.05	0.00	0.01
Basic net earnings (loss) per share	$(0.19)	$(0.20)	$0.38

Diluted earnings (loss) per share from continuing operations	$(0.24)	$(0.20)	$0.36
Diluted earnings per share from discontinued operations	0.05	0.00	0.01
Diluted net earnings (loss) per share	$(0.19)	$(0.20)	$0.37
Shares used in computation of per share data:
Basic	492,712	460,857	423,308
Diluted(1)	492,712	460,857	435,775

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheet
(In thousands, except share amounts)
(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Cash and equivalents	$2,819,260	$1,778,244
Cash and investments required to be segregated under Federal or other regulations	368,566	334,831
Trading securities	386,888	130,018
Available-for-sale mortgage-backed and investment securities	8,521,315	11,255,048
Margin receivables	7,370,072	7,179,175
Loans, net	26,962,281	30,139,382
Investment in Federal Home Loan Bank stock	223,392	338,585
Property and equipment, net	326,340	355,433
Goodwill	1,938,325	1,933,368
Other intangibles, net	401,819	430,007
Other assets	2,492,103	2,971,846
Total assets	$51,810,361	$56,845,937

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$27,039,413	$25,884,755
Securities sold under agreements to repurchase	6,953,766	8,932,693
Customer payables	5,404,125	5,514,675
Other borrowings	4,847,541	7,446,504
Corporate debt	3,033,936	3,022,698
Accounts payable, accrued and other liabilities	1,894,234	3,215,547
Total liabilities	49,173,015	54,016,872

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 1,200,000,000;
shares issued and outstanding: 536,958,825 at June 30, 2008 and
460,897,875 at December 31, 2007	5,370	4,609
Additional paid-in-capital	3,598,490	3,463,220
Accumulated deficit	(519,729)	(247,368)
Accumulated other comprehensive loss	(446,785)	(391,396)
Total shareholders' equity	2,637,346	2,829,065
Total liabilities and shareholders' equity	$51,810,361	$56,845,937

SEGMENT REPORTING
	Three Months Ended June 30, 2008
	Retail	Institutional	Eliminations(2)	Total
Revenue:	(In thousands)
Operating interest income	$404,078	$531,841	$(309,845)	$626,074
Operating interest expense	(183,385)	(409,770)	309,845	(283,310)
Net operating interest income	220,693	122,071	-	342,764
Commission	122,124	111	-	122,235
Fees and service charges	50,989	2,451	(2,478)	50,962
Principal transactions	-	18,392	-	18,392
Gain (loss) on loans and securities, net	18	(15,725)	-	(15,707)
Other revenue	10,284	3,420	(13)	13,691
Total non-interest income	183,415	8,649	(2,491)	189,573
Total net revenue	404,108	130,720	(2,491)	532,337
Provision for loan losses	-	319,121	-	319,121
Operating expenses:
Compensation and benefits	74,503	21,579	-	96,082
Clearing and servicing	19,966	28,647	(2,491)	46,122
Advertising and market development	42,748	(11)	-	42,737
Communications	23,264	1,236	-	24,500
Professional services	15,423	10,326	-	25,749
Depreciation and amortization	16,430	3,955	-	20,385
Occupancy and equipment	20,492	1,206	-	21,698
Amortization of other intangibles	8,743	392	-	9,135
Facility restructuring and other exit activities	5,725	6,708	-	12,433
Other	6,438	13,264	-	19,702
Total operating expenses	233,732	87,302	(2,491)	318,543
Segment income (loss)	$170,376	$(275,703)	$-	$(105,327)

	Three Months Ended March 31, 2008
	Retail	Institutional	Eliminations(2)	Total
Revenue:	(In thousands)
Operating interest income	$416,421	$590,384	$(307,214)	$699,591
Operating interest expense	(209,378)	(471,056)	307,214	(373,220)
Net operating interest income	207,043	119,328	-	326,371
Commission	121,669	586	-	122,255
Fees and service charges	52,802	4,064	(1,925)	54,941
Principal transactions	-	20,490	-	20,490
Loss on loans and securities, net	(2)	(8,565)	-	(8,567)
Other revenue	9,677	3,943	(16)	13,604
Total non-interest income	184,146	20,518	(1,941)	202,723
Total net revenue	391,189	139,846	(1,941)	529,094
Provision for loan losses	-	233,871	-	233,871
Operating expenses:
Compensation and benefits	84,089	39,039	-	123,128
Clearing and servicing	16,604	30,222	(1,941)	44,885
Advertising and market development	57,436	12	-	57,448
Communications	23,529	1,565	-	25,094
Professional services	14,790	8,855	-	23,645
Depreciation and amortization	16,874	4,779	-	21,653
Occupancy and equipment	19,415	1,083	-	20,498
Amortization of other intangibles	8,777	2,133	-	10,910
Facility restructuring and other exit activities	182	10,384	-	10,566
Other	26,394	(9,888)	-	16,506
Total operating expenses	268,090	88,184	(1,941)	354,333
Segment income (loss)	$123,099	$(182,209)	$-	$(59,110)

	Three Months Ended June 30, 2007
	Retail	Institutional	Eliminations(2)	Total
Revenue:	(In thousands)
Operating interest income	$487,648	$741,305	$(334,502)	$894,451
Operating interest expense	(243,111)	(578,110)	334,502	(486,719)
Net operating interest income	244,537	163,195	-	407,732
Commission	122,133	40,549	-	162,682
Fees and service charges	53,263	8,572	(2,456)	59,379
Principal transactions	-	27,377	-	27,377
Gain on loans and securities, net	102	534	-	636
Other revenue	11,142	52	(144)	11,050
Total non-interest income	186,640	77,084	(2,600)	261,124
Total net revenue	431,177	240,279	(2,600)	668,856
Provision for loan losses	-	30,045	-	30,045
Operating expenses:
Compensation and benefits	72,088	38,564	-	110,652
Clearing and servicing	19,372	53,321	(2,600)	70,093
Advertising and market development	31,353	1,544	-	32,897
Communications	20,920	2,735	-	23,655
Professional services	14,577	8,012	-	22,589
Depreciation and amortization	14,791	4,775	-	19,566
Occupancy and equipment	17,924	2,867	-	20,791
Amortization of other intangibles	9,536	651	-	10,187
Facility restructuring and other exit activities	(1,456)	(658)	-	(2,114)
Other	29,656	41,850	-	71,506
Total operating expenses	228,761	153,661	(2,600)	379,822
Segment income	$202,416	$56,573	$-	$258,989

KEY PERFORMANCE METRICS(3)
Corporate Metrics	Qtr ended 6/30/08	Qtr ended 3/31/08	Qtr ended 6/30/08 vs. 3/31/08	Qtr ended 6/30/07	Qtr ended 6/30/08 vs. 6/30/07

Operating margin %(4)
Consolidated	N.M.	N.M.	N.M.	39%	N.M.
Retail	42%	31%	11%	47%	(5)%
Institutional	N.M.	N.M.	N.M.	24%	N.M.

Employees	3,453	3,565	(3)%	4,027	(14)%
Consultants and other	243	302	(20)%	240	1%
Total headcount	3,696	3,867	(4)%	4,267	(13)%

Revenue per headcount	$ 144,031	$ 136,823	5%	$ 156,751	(8)%

Revenue per compensation and benefits dollar	$ 5.54	$ 4.30	29%	$ 6.04	(8)%

Book value per share	$ 4.91	$ 5.80	(15)%	$ 10.19	(52)%
Tangible book value per share	$ 0.42	$ 0.57	(26)%	$ 4.17	(90)%

Free cash ($MM)	$ 923.4	$ 1,061.1	(13)%	$ 431.7	114%

Enterprise net interest spread (basis points)(5)	272	250	9%	271	0%
Enterprise interest-earning assets, average ($MM)	$ 47,616	$ 48,895	(3)%	$ 56,780	(16)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income (loss) from continuing operations	$ (119.4)	$ (92.9)	29%	$ 157.7	(176)%
Tax expense (benefit)	(63.0)	(56.6)	11%	80.9	(178)%
Depreciation & amortization	29.5	32.6	(10)%	29.8	(1)%
Corporate interest expense	90.2	95.2	(5)%	37.9	138%
EBITDA	$ (62.7)	$ (21.7)	189%	$ 306.3	(120)%

Interest coverage	(0.7)	(0.2)	250%	8.1	(109)%

Discontinued operations ($MM)
Lending loss, net of tax	$ (4.6)	$ (1.0)	N.M.	$ (2.8)	N.M.
Canada income, net of tax	5.4	2.7	N.M.	4.2	N.M.
Canada - benefit of excess tax basis over book basis	24.1	-	N.M.	-	N.M.
Income from discontinued operations, net of tax	$ 24.9	$ 1.7	N.M.	$ 1.4	N.M.

Bank earnings before taxes and before credit losses ($MM) (6)	$ 203.9	$ 182.7	12%	$ 209.6	(3)%

Retail Metrics

Trading days	64.0	61.0	N.M.	63.0	N.M.

DARTs
US	151,102	155,706	(3)%	141,606	7%
International	21,212	24,849	(15)%	19,020	12%
DARTs from continuing operations	172,314	180,555	(5)%	160,626	7%
DARTs from discontinued operations	-	10,169	(100)%	8,496	(100)%
Total DARTs	172,314	190,724	(10)%	169,122	2%

Total trades from continuing operations (MM)	11.0	11.0	0%	10.1	9%
Total trades from discontinued operations (MM)	-	0.6	(100)%	0.6	(100)%
Total trades (MM)	11.0	11.6	(5)%	10.7	3%

Average commission per trade from continuing operations	$ 11.07	$ 11.05	0%	$ 12.07	(8)%
Average commission per trade from discontinued operations	-	10.83	(100)%	11.30	(100)%
Total average commission per trade	$ 11.07	$ 11.04	0%	$ 12.03	(8)%

End of period margin debt from continuing operations ($B)	$ 7.15	$ 6.46	11%	$ 7.27	(2)%
End of period margin debt from discontinued operations ($B)	-	0.24	(100)%	0.25	(100)%
Total end of period margin debt ($B)	$ 7.15	$ 6.70	7%	$ 7.52	(5)%

Average margin debt from continuing operations ($B)	$ 6.86	$ 6.73	2%	$ 6.89	0%
Average margin debt from discontinued operations ($B)	-	0.26	(100)%	0.24	(100)%
Total average margin debt ($B)	$ 6.86	$ 6.99	(2)%	$ 7.13	(4)%

Gross new investing/trading accounts	175,472	175,402	0%	187,670	(6)%
Gross new deposit/lending accounts	56,211	119,294	(53)%	103,307	(46)%
Closed accounts	(201,794)	(216,488)	(7)%	(193,589)	4%
Net new accounts from continuing operations	29,889	78,208	(62)%	97,388	(69)%
Net new accounts from discontinued operations	-	(16,400)	(100)%	3,288	(100)%
Net new accounts	29,889	61,808	(52)%	100,676	(70)%

End of period investing/trading accounts	3,519,378	3,506,506	0%	3,534,252	0%
End of period deposit/lending accounts	875,959	858,942	2%	664,960	32%
End of period accounts from continuing operations	4,395,337	4,365,448	1%	4,199,212	5%
End of period accounts from discontinued operations	-	412,790	(100)%	448,008	(100)%
End of period total accounts	4,395,337	4,778,238	(8)%	4,647,220	(5)%

Account Segmentation Detail
Retail accounts within target segment(7)	935,730	922,139	1%	931,472	0%
Other retail accounts(8)	2,440,794	2,414,695	1%	2,208,768	11%
Corporate Services accounts	1,018,813	1,028,614	(1)%	1,058,972	(4)%
End of period accounts from continuing operations	4,395,337	4,365,448	1%	4,199,212	5%
End of period accounts from discontinued operations	-	412,790	(100)%	448,008	(100)%
End of period total accounts	4,395,337	4,778,238	(8)%	4,647,220	(5)%

Net new customers from continuing operations	21,597	43,223	N.M.	39,252	N.M.
Net new customers from discontinued operations and other (9)	(536,954)	17,160	N.M.	11,941	N.M.
Total net new customers(9)	(515,357)	60,383	N.M.	51,193	N.M.
End of period total customers (9)	3,105,300	3,620,657	(14)%	3,528,261	(12)%

End of period assets per customer	$ 52,172	$ 46,508	12%	$ 60,323	(14)%
Consolidated net revenue per customer	$ 171	$ 146	17%	$ 190	(10)%
Consolidated segment income (loss) per customer	$ (34)	$ (16)	113%	$ 73	(147)%
Products per customer(10)	2.4	2.1	14%	2.1	14%

Customer Assets ($B)
Security holdings	$ 105.9	$ 105.4	0%	$ 136.4	(22)%
Customer payables (cash)(11)	4.4	4.4	0%	5.6	(21)%
Customer cash balances held by third parties	3.2	3.3	(3)%	4.1	(22)%
Unexercised Corporate Services customer options (vested)	22.4	24.5	(9)%	34.7	(35)%
Customer assets in investing/trading accounts	135.9	137.6	(1)%	180.8	(25)%
Sweep deposit accounts	9.8	10.0	(2)%	11.0	(11)%
Transaction accounts	13.0	12.5	4%	11.7	11%
CDs	3.3	3.7	(11)%	4.6	(28)%
Customer assets in deposit accounts	26.1	26.2	0%	27.3	(4)%
Customer assets from continuing operations	162.0	163.8	(1)%	208.1	(22)%
Customer assets from discontinued operations	-	4.6	(100)%	4.7	(100)%
Total customer assets	$ 162.0	$ 168.4	(4)%	$ 212.8	(24)%

Net new customer assets from continuing operations ($B)(12)	$ 1.8	$ 0.3	N.M.	$ 1.5	N.M.
Net new customer assets from discontinued operations and other ($B)(12)	(0.9)	0.0	N.M.	0.1	N.M.
Total net new customer assets ($B)(12)	$ 0.9	$ 0.3	N.M.	$ 1.6	N.M.

Total customer cash and deposits from continuing operations ($B)	$ 33.7	$ 33.9	(1)%	$ 37.0	(9)%
Total customer cash and deposits from discontinued operations ($B)	-	1.0	(100)%	0.9	(100)%
Total customer cash and deposits ($B)	$ 33.7	$ 34.9	(3)%	$ 37.9	(11)%

Unexercised Corporate Services client options (unvested) ($B)	$ 21.5	$ 20.2	6%	$ 24.8	(13)%

Institutional Metrics

Market Making
Equity shares traded (MM)	36,999	33,503	10%	59,988	(38)%
Average revenue capture per 1,000 equity shares	$ 0.466	$ 0.566	(18)%	$ 0.433	8%
% of Bulletin Board equity shares to total equity shares	88.2%	87.8%	0%	91.3%	(3)%

Capital Ratios
Tier 1 Capital Ratio(13)	6.68%	6.78%	(0.10)%	6.15%	0.53%
Risk Weighted Capital Ratio(13)	12.16%	12.36%	(0.20)%	10.58%	1.58%
Excess E*TRADE Bank risk-based capital ($MM)(13)	$ 620.1	$ 695.3	(11)%	$ 199.0	212%

Loans receivable ($MM)
Average loans receivable	$ 28,211	$ 29,890	(6)%	$ 30,802	(8)%
Ending loans receivable, net	$ 26,960	$ 28,425	(5)%	$ 31,484	(14)%

One- to Four-Family

Loan performance detail ($MM)
Current	$ 13,231	$ 14,033	(6)%	$ 15,471	(14)%
30-89 days delinquent	368	363	1%	203	81%
90-179 days delinquent	192	151	27%	38	405%
180+ days delinquent (net of $26M, $8M and $0 in charge-offs for Q208, Q108 and Q207, respectively)	180	141	28%	28	543%
Total delinquent loans	740	655	13%	269	175%
Gross loans receivable(14)	$ 13,971	$ 14,688	(5)%	$ 15,740	(11)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	2.63%	2.47%	0.16%	1.29%	1.34%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	2.66%	1.99%	0.67%	0.42%	2.24%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	5.30%	4.46%	0.84%	1.71%	3.59%
Allowance for loan losses as a % of gross loans receivable	0.37%	0.28%	0.09%	0.02%	0.35%
Allowance for loan losses as a % of nonperforming loans	14.03%	14.17%	(0.14)%	5.43%	8.60%
Net charge-offs as a % of average loans receivable (annualized)	0.91%	0.38%	0.53%	0.00%	0.91%
Provision as a % of average loans receivable (annualized)	1.21%	0.98%	0.23%	0.01%	1.20%

Home Equity

Loan performance detail ($MM)
Current	$ 10,454	$ 11,029	(5)%	$ 12,391	(16)%
30-89 days delinquent	282	277	2%	181	56%
90-179 days delinquent	250	222	13%	70	257%
180+ days delinquent (net of $15M, $9M and $0 in charge-offs for Q208, Q108 and Q207, respectively)	55	63	(13)%	28	96%
Total delinquent loans	587	562	4%	279	110%
Gross loans receivable(14)	$ 11,041	$ 11,591	(5)%	$ 12,670	(13)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	2.56%	2.39%	0.17%	1.42%	1.14%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	2.76%	2.46%	0.30%	0.77%	1.99%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	5.32%	4.85%	0.47%	2.20%	3.12%
Allowance for loan losses as a % of gross loans receivable	4.95%	4.23%	0.72%	0.40%	4.55%
Allowance for loan losses as a % of nonperforming loans	179.32%	172.18%	7.14%	51.11%	128.21%
Net charge-offs as a % of average loans receivable (annualized)	7.18%	5.02%	2.16%	0.49%	6.69%
Provision as a % of average loans receivable (annualized)	9.14%	6.09%	3.05%	0.78%	8.36%

Consumer and Other

Loan performance detail ($MM)
Current	$ 2,553	$ 2,682	(5)%	$ 3,134	(19)%
30-89 days delinquent	23	23	0%	12	92%
90-179 days delinquent	7	6	17%	3	133%
180+ days delinquent	1	1	0%	-	N.M.
Total delinquent loans	31	30	3%	15	107%
Gross loans receivable(14)	$ 2,584	$ 2,712	(5)%	$ 3,149	(18)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	0.88%	0.84%	0.04%	0.39%	0.49%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	0.30%	0.26%	0.04%	0.11%	0.19%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	1.18%	1.11%	0.07%	0.50%	0.68%
Allowance for loan losses as a % of gross loans receivable	1.45%	1.24%	0.21%	0.70%	0.75%
Allowance for loan losses as a % of nonperforming loans	482.78%	471.56%	11.22%	630.11%	(147.33)%
Net charge-offs as a % of average loans receivable (annualized)	2.01%	1.74%	0.27%	0.83%	1.18%
Provision as a % of average loans receivable (annualized)	2.57%	2.24%	0.33%	0.61%	1.96%

Total Loans Receivable

Loan performance detail ($MM)
Current	$ 26,238	$ 27,744	(5)%	$ 30,996	(15)%
30-89 days delinquent	673	663	2%	396	70%
90-179 days delinquent	449	379	18%	111	305%
180+ days delinquent	236	205	15%	56	321%
Total delinquent loans	1,358	1,247	9%	563	141%
Total gross loans receivable(14)	$ 27,596	$ 28,991	(5)%	$ 31,559	(13)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	2.44%	2.29%	0.15%	1.25%	1.19%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	2.48%	2.02%	0.46%	0.53%	1.95%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	4.92%	4.30%	0.62%	1.78%	3.14%
Allowance for loan losses as a % of gross loans receivable	2.30%	1.95%	0.35%	0.24%	2.06%
Allowance for loan losses as a % of nonperforming loans	92.95%	96.84%	(3.89)%	45.34%	47.61%
Net charge-offs as a % of average loans receivable (annualized)	3.53%	2.36%	1.17%	0.29%	3.24%
Provision as a % of average loans receivable (annualized)	4.52%	3.13%	1.39%	0.39%	4.13%

ACTIVITY IN ALLOWANCE FOR LOAN LOSSES

	Three Months Ended June 30, 2008
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 3/31/08	$ 41,403	$ 490,831	$ 33,674	$ 565,908
Provision for loan losses	42,917	259,185	17,019	319,121
Charge-offs, net	(32,171)	(203,678)	(13,297)	(249,146)
Allowance for loan losses, ending 6/30/08	$ 52,149	$ 546,338	$ 37,396	$ 635,883

	Three Months Ended March 31, 2008
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 12/31/07	$ 18,831	$ 459,167	$ 30,166	$ 508,164
Provision for loan losses	37,175	181,030	15,666	233,871
Charge-offs, net(15)	(14,603)	(149,366)	(12,158)	(176,127)
Allowance for loan losses, ending 3/31/08	$ 41,403	$ 490,831	$ 33,674	$ 565,908

	Three Months Ended June 30, 2007
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 3/31/07	$ 3,286	$ 40,840	$ 23,863	$ 67,989
Provision for loan losses	322	24,832	4,891	30,045
Charge-offs, net	(54)	(15,582)	(6,694)	(22,330)
Allowance for loan losses, ending 6/30/07	$ 3,554	$ 50,090	$ 22,060	$ 75,704

AVERAGE ENTERPRISE BALANCE SHEET DATA
	Three Months Ended
	June 30, 2008			March 31, 2008
	Average	Operating Interest	Average	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)			(In thousands)
Loans, net(16)	$28,225,411	$402,103	5.70%	$29,925,013	$451,574	6.04%
Margin receivables	6,809,407	75,382	4.45%	6,683,969	90,937	5.47%
Mortgage-backed and related available-for-sale securities	8,643,520	98,587	4.56%	9,281,381	110,072	4.74%
Available-for-sale investment securities	132,572	2,148	6.48%	169,848	2,835	6.67%
Trading securities	528,495	9,151	6.93%	572,817	10,708	7.48%
Cash and cash equivalents(17)	2,367,936	17,777	3.02%	1,468,776	13,833	3.79%
Stock borrow and other	908,847	16,527	7.31%	793,450	15,640	7.93%
Total enterprise interest-earning assets	$47,616,188	621,675	5.23%	$48,895,254	695,599	5.70%
Enterprise interest-bearing liabilities:
Retail deposits	$26,077,330	137,527	2.12%	$25,383,594	171,535	2.72%
Brokered certificates of deposit	1,132,630	14,184	5.04%	1,229,811	15,169	4.96%
Customer payables	4,561,706	7,949	0.70%	4,348,906	9,910	0.92%
Repurchase agreements and other borrowings	7,474,092	68,630	3.63%	7,980,130	94,934	4.71%
FHLB advances	4,629,974	51,609	4.41%	5,974,084	70,802	4.69%
Stock loan and other	1,143,405	3,254	1.14%	1,679,887	10,640	2.55%
Total enterprise interest-bearing liabilities	$45,019,137	283,153	2.51%	$46,596,412	372,990	3.20%
Enterprise net interest income/spread(5)		$338,522	2.72%		$322,609	2.50%
	Three Months Ended
	June 30, 2007
	Average Balance	Operating Interest Inc./Exp.	Average Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(16)	$31,037,971	$497,517	6.41%
Margin receivables	6,772,898	123,317	7.30%
Mortgage-backed and related available-for-sale securities	13,027,383	172,501	5.30%
Available-for-sale investment securities	4,200,636	68,616	6.53%
Trading securities	114,135	3,174	11.12%
Cash and cash equivalents(17)	643,415	8,375	5.22%
Stock borrow and other	983,382	18,411	7.51%
Total enterprise interest-earning assets	$56,779,820	891,911	6.28%
Enterprise interest-bearing liabilities:
Retail deposits	$26,778,743	200,081	3.00%
Brokered certificates of deposit	424,645	5,220	4.93%
Customer payables	6,004,238	17,890	1.19%
Repurchase agreements and other borrowings	13,558,998	175,337	5.12%
FHLB advances	6,151,086	78,800	5.07%
Stock loan and other	1,194,006	8,381	2.82%
Total enterprise interest-bearing liabilities	$54,111,716	485,709	3.57%
Enterprise net interest income/spread(5)		$406,202	2.71%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007
	(In thousands)
Enterprise net interest income	$338,522	$322,609	$406,202
Taxable equivalent interest adjustment(18)	(3,205)	(3,698)	(7,487)
Customer cash held by third parties and other(19)	7,447	7,460	9,017
Net operating interest income	$342,764	$326,371	$407,732

SUPPLEMENTAL PORTFOLIO DISCLOSURE

MORTGAGE LOAN PORTFOLIO(20)

One- to Four-Family Mortgage Loan Distribution
Unpaid principal balances at June 30, 2008 ($MM)

	FICO
LTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$ 4,146	$ 736	$ 540	$ 339	$ 208	$ 3	$ 5,972
70%-80%	4,969	1,099	852	469	216	5	7,610
80%-90%	85	29	28	23	12	-	177
>90%	80	29	28	16	18	-	171
Total	$ 9,280	$ 1,893	$ 1,448	$ 847	$ 454	$ 8	$ 13,930

One- to Four-Family 30+ Days Delinquent Loan Distribution
June 30, 2008 ($MM)

	FICO
LTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$ 92	$ 42	$ 40	$ 36	$ 23	$ 1	$ 234
70%-80%	195	93	82	46	37	1	454
80%-90%	11	5	6	7	2	-	31
>90%	6	3	3	4	5	-	21
Total	$ 304	$ 143	$ 131	$ 93	$ 67	$ 2	$ 740

Home Equity Loan Distribution
Unpaid principal balances at June 30, 2008 ($MM)

	FICO
CLTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$ 2,311	$ 387	$ 317	$ 140	$ 107	$ 11	$ 3,273
70%-80%	1,123	321	271	108	95	2	1,920
80%-90%	1,908	665	624	257	187	1	3,642
>90%	1,063	374	312	167	101	-	2,017
Total	$ 6,405	$ 1,747	$ 1,524	$ 672	$ 490	$ 14	$ 10,852

Home Equity 30+ Days Delinquent Loan Distribution
June 30, 2008 ($MM)

	FICO
CLTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$ 17	$ 8	$ 10	$ 4	$ 5	$ 1	$ 45
70%-80%	22	13	15	9	11	-	70
80%-90%	88	52	60	30	31	-	261
>90%	80	45	41	28	17	-	211
Total	$ 207	$ 118	$ 126	$ 71	$ 64	$ 1	$ 587
INVESTMENT SECURITIES PORTFOLIO

Book value at June 30, 2008 ($MM)
	AAA	AA	A	BBB	Below Investment Grade and Non-Rated	Total
Mortgage-backed securities backed by U.S. Government sponsored and Federal agencies	$7,877	$-	$-	$-	$-	$7,877
Collateralized mortgage obligations and other	993	62	-	6	-	1,061
Municipal bonds, corporate bonds, preferred stock and FHLB stock	276	412	14	-	-	702
Total	$9,146	$474	$14	$6	$-	$9,640

SUPPLEMENTAL INFORMATION

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that free cash, EBITDA, interest coverage, enterprise net interest income and enterprise interest-earning assets are appropriate measures for evaluating the operating and liquidity performance of the Company. We believe that the elimination of certain items from the related GAAP measures is helpful to investors and analysts who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.

Discontinued Operations and Reporting Changes

During the period ended June 30, 2008, the Company re-classified the Consolidated Statement of Income (Loss) to reflect the Canadian brokerage business and lending business as discontinued operations. Additionally, the Company re-defined “Total net revenue” by separately stating “Provision for loan losses” as its own line item and reclassified SFAS 133 hedge ineffectiveness from “Other operating expenses” to the “Gain (loss) on loans and securities, net” line item. The Company has re-presented the income statement for the past two years on its Investor Relations website.

Free Cash

Free cash represents cash held at the Company and its non-Bank and non-Brokerage subsidiaries, less discretionary reserves, plus excess capital at Bank and Brokerage after application of regulatory capital requirements and the Company’s own regulatory capital guidelines. The Company believes that free cash is a useful measure of the Company’s liquidity as it excludes cash reflected on the balance sheet that may not be freely available to the Company.

EBITDA

EBITDA represents net income from continuing operations before corporate interest expense, taxes and depreciation and amortization. Management believes that EBITDA provides a useful additional measure of our performance by excluding certain non-cash charges and expenses that are not directly related to the performance of our business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of our ability to continue to meet our interest obligations and our liquidity.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank Holding Company ("ETBH" or “Bank”) before discontinued operations, gain (loss) on securities, net and provision for loan losses. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and gain (loss) on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk based capital.

Enterprise Net Interest Income

Enterprise net interest income is taxable equivalent basis net operating interest income excluding corporate interest income and corporate interest expense, stock conduit interest income and expense and interest earned on customer cash held by third parties. Management believes this non-GAAP measure is useful to investors and analysts as it is a measure of the net operating interest income generated by our core operations.

Enterprise Interest-Earning Assets

Enterprise interest-earning assets consists of the primary interest-earning assets of the Company and includes: loans receivable, mortgage-backed and available-for-sale securities, margin receivables, stock borrow balances, and cash required to be segregated under regulatory guidelines that earn interest for the Company. Management believes that this non-GAAP measure is useful to investors and analysts as it is a measure of the primary assets from which the Company generates net operating interest income.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For complete information on the items excluded from these non-GAAP measures, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Because the Company reported a net loss for the first and second quarters of 2008, the calculation of diluted net loss per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(2) Reflects elimination of transactions between Retail and Institutional segments, which includes deposit and customer payable transfer pricing, servicing and order flow rebates.

(3) Amounts and percentages may not calculate due to rounding.

(4) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense), income taxes and discontinued operations. The percentage is calculated by dividing income (loss) before other income (expense), income taxes and discontinued operations by total net revenue.

(5) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities, stock conduit and customer cash held by third parties.

(6) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank Holding Company ("ETBH" or “Bank”) before discontinued operations, gain (loss) on securities, net and provision for loan losses. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and gain (loss) on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk based capital (a). Below is a reconciliation of Bank earnings before taxes and before credit losses from Income (loss) before income taxes and discontinued operations:

	Q2 2008	Q1 2008	Q2 2007
Income (loss) before income taxes and discontinued operations	$(182,411)	$(149,575)	$238,582
Add back:
Non-bank (income) loss before tax and discontinued operations(b)	51,736	90,285	(53,177)
Provision for loan losses	319,121	233,871	30,045
(Gain) loss on securities, net(c)	15,422	8,069	(5,870)

Bank earnings before taxes and before credit losses	$203,868	$182,650	$209,580

(a) Excess risk based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.

(b) Non-bank income (loss) represents all of the Company’s subsidiaries including Corporate and Brokerage, but excluding the Bank.

(c) (Gain) loss on securities, net is included in the Gain (loss) on loans and securities, net line item on the consolidated statement of income (loss).

(7) Target segment accounts are accounts held by customers with over $50,000 in assets and/or generating 30 or more trades per quarter.

(8) Other retail accounts are accounts that (a) were opened less than 90 days prior to the end of the relevant quarter; (b) only include a lending relationship; or (c) that otherwise do not meet the definition of a target segment account.

(9) Net new customers from discontinued operations and other consists of customers related to our discontinued operations and the impact of an improvement in our customer identification methodology implemented during the second quarter of 2008. End of period total customers declined during Q208 as a result of these two items.

(10) Products per customer increased in Q208 due to the impact of customers related to our discontinued operations and an improvement in our customer identification methodology implemented during the second quarter of 2008.

(11) Excludes customer payables (cash) from discontinued operations.

(12) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. In Q208, net new customer assets from discontinued operations and other consists of the asset outflow related to the sale of Retirement Advisors of America.

(13) Q208 estimate.

(14) Includes unpaid principal balances and premiums (discounts).

(15) The Q108 results included $30.0 million in charge-offs associated with a change in the timing of foreclosure and bankruptcy-related charge-offs. Of the total, $8.3 million related to one- to four-family and $21.7 million related to home equity loans.

(16) Excludes loans to customers on margin.

(17) Includes segregated cash balances.

(18) Gross-up for tax-exempt securities.

(19) Includes interest earned on average customer assets of $3.4 billion, $3.3 billion and $4.0 billion for the quarters ended June 30, 2008, March 31, 2008 and June 30, 2007, respectively, held by parties outside E*TRADE FINANCIAL, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions. Other consists of net operating interest income earned on average stock conduit assets of $0.01 million and $2.2 million for the quarters ended March 31, 2008 and June 30, 2007, respectively. There were no stock conduit assets for the quarter ended June 30, 2008.

(20) LTV/CLTV data is based on LTV/CLTV ratios at the time of loan origination, and has not been updated to reflect changes in property values since that time. FICO score is based on FICO scores at the time of loan origination, and has not been updated to reflect changes in credit scores since that time.

CONTACT:
E*TRADE FINANCIAL Media Relations Contact
Pam Erickson, 617-296-6080
pam.erickson@etrade.com
or
E*TRADE FINANCIAL Investor Relations Contact
Robert Simmons, 646-521-4406
robert.simmons@etrade.com